Exhibit 10.1

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (this “Agreement”) is made this 3 November 2025, among (i) Sunrise New Energy Co., Ltd. (the “Company”), a Cayman Islands exempted company with limited liability, and (ii) each purchaser identified on the signature pages to this Agreement (each a “Purchaser” and collectively, the “Purchasers”).

Purchase of Class A Ordinary Shares and Purchaser Warrants

1.	Subscription

1.1 The undersigned Purchasers (each a “Purchaser”) hereby subscribe for and agree to purchase from the Company for cash in US dollars, or USD (the “Subscription Proceeds”), on the basis of the representations and warranties and subject to the terms and conditions set forth herein, Class A Ordinary Shares, par value $0.0001 per share, in the capital of the Company (the “Class A Ordinary Shares”) and warrants of the Company to acquire Class A Ordinary Shares, the form of which is attached here to as Exhibit A (the “Purchaser Warrants”), in amounts set out on each Purchaser’s signature page hereto (each such subscription an agreement to purchase being a “Subscription”) at a purchase price equal to the Unit Price for every group of one Class A Ordinary Share and 1/2 of a Purchaser Warrant (such Class A Ordinary Share and 1/2 of a Purchaser Warrant being a “Purchaser Unit”) to be purchased hereunder. If purchased in any other currency, the parties agree to use the exchange rate on the date of payment.

1.2 The “Unit Price” will be fixed at signing, and the Unit Price shall be US$0.80 per Purchaser Unit (the “Unit Price”).

2.	Payment

2.1 Each Purchaser acknowledges and agrees that its commitment to purchase Class A Ordinary Shares and Purchaser Warrants of the Company hereunder is and shall be irrevocable upon delivery of the Subscription Proceeds and an executed counterpart original of this Agreement to the Company. Payment of the Subscription Proceeds must accompany or precede this Agreement and shall be paid by the Purchaser to the Company by wire transfer to the following bank account.

Title of the Account:

Account #:

Beneficiary Bank:

Bank Code:

Swift Code:

Bank Address:

3.	Deliveries at or Prior to Closing

3.1 Prior to acceptance of this Agreement by the Company, each Purchaser must complete, sign and return to the Company an executed copy of this Agreement and wire transfer the Subscription Proceeds as described in Section 2.1, above.

3.2 Each Purchaser shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities or by applicable law.

3.3 The Company shall deliver to each Purchaser the following:

(a)	at the Closing (as defined below), a counterpart of this Agreement, duly executed by an authorized signatory of the Company;

(b)	Purchaser Warrants duly executed by an authorized signatory of the Company;

(c)	within 10 business days of the Closing Date (as defined below), a certificate representing or evidence of entry into the Company’s register of members of the Class A Ordinary Shares in the amount set forth on the signature page hereto.

4.	Closing

4.1 Completion of the sale of the Class A Ordinary Shares and Purchaser Warrants, including the payment of the Subscription Proceeds hereunder by the Purchaser, contemplated in this Agreement (any such completion, a “Closing”) shall be no later than fifteen (15) business days from the date hereof based on the U.S. federal holiday schedule (the “Closing Date”).

4.2 The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more of the Purchasers (including the Purchaser hereunder) to complete delivery of the Class A Ordinary Shares and Purchaser Warrants to such Purchaser(s) against payment therefore at any time on or prior to the furthest most date set by Section 4.1.

4.3 Post Closing conditions: After the Closing, the Company and the Purchaser shall cooperate with one another and complete the following in order to fully carry out the intent and purpose of the transactions contemplated herein.

(a)	The Transfer Agent shall, and the Company shall procure the Transfer Agent to, remove all restrictions, including without limitation the restrictive legend under the Securities Act, imposed on the Class A Ordinary Shares purchased pursuant to this Agreement standing in the name of the Purchaser within thirty (30) days after the expiration of the Restricted Period (defined below). If the Transfer Agent fails to remove such restrictions within the said period, and such failure is caused by the Company’s willful misconduct or gross negligence, the Company shall refund all the Subscription Proceeds and any interest accrued thereon during such period to the Purchaser to a bank account designated by the Purchaser, and the Purchaser shall, concurrently with such refund, return the Class A Ordinary Shares to the Company together with an updated account statement evidencing that the legal and beneficial ownership of such Class A Ordinary Shares has reverted to the Company. However, if the failure to remove such restrictions results from causes beyond the reasonable control of the Company, including but not limited to force majeure events, actions or delays by governmental or regulatory authorities, or any administrative or operational failures or omissions of the Transfer Agent, the Company shall use its reasonable best efforts to procure the removal of such restrictions as soon as practicable, but shall not be liable to refund the Consideration or pay any interest or other compensation in connection therewith.

(b)	the Company shall send a payment receipt to the fund administrator of the Purchaser directly within three (3) Business Days after receiving the payment from the Purchaser via email to ______________.

(c)	The Company procures and shall procure that any other necessary party shall exercise all such documents and do all such acts and things as may be reasonably required on or subsequent to the Closing by the Purchaser for securing to or vesting in the Purchaser the legal and beneficial ownership of the Class A Ordinary Shares in accordance with the terms and conditions of this Agreement.

5.	Conditions to Closing

5.1 Upon acceptance of this Agreement, the obligations of the Company to issue the Class A Ordinary Shares and Purchaser Warrants to the Purchaser on the Closing Date are subject to the following conditions:

(a)	Delivery of the transaction documents as set forth in Sections 3.1 and 3.2.

(b)	that all of the representations and warranties of the Purchaser made in this Agreement are accurate in all material respects when made and on the Closing Date;

(c)	that all of the obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(d)	that the Company shall have received the Subscription Proceeds.

5.2 The obligations of the Purchaser hereunder to Close on the Closing Date are subject to the following conditions:

(a)	that all of the representations and warranties of the Company made in this Agreement are accurate in all material respects when made and on the Closing Date; and

(b)	that all of the obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

6.	Representations, Warranties, Acknowledgements and Covenants of the Purchaser

6.1 Each Purchaser severally and not jointly hereby acknowledges and agrees as of the date hereof and as of the Closing Date that:

(a)	none of the Class A Ordinary Shares and Purchaser Warrants have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States or any other jurisdiction;

(b)	the decision to execute this Agreement and acquire the Class A Ordinary Shares and Purchaser Warrants hereunder has not been based upon any oral or written representation (other than representations set out in this Agreement) as to fact or otherwise made by or on behalf of the Company;

(c)	there are risks associated with an investment in the Company and the Class A Ordinary Shares and Purchaser Warrants, including, but not limited to those set forth in Company’s latest annual report on Form 20-F incorporated herein by reference;

(d)	it has received all the information it considers necessary or appropriate for purposes of deciding whether to purchase the Class A Ordinary Shares and Purchaser Warrants. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Class A Ordinary Shares and Purchaser Warrants and regarding the business, properties, prospects and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access;

(e)	it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Class A Ordinary Shares and Purchaser Warrants and with respect to applicable resale restrictions;

(f)	it understands that the Company is making no representations and warranties regarding tax consequences for your investment in the Class A Ordinary Shares and Purchaser Warrants, the US Foreign Corrupt Practices Act or the securities law of the home or residential jurisdiction of any Purchaser.

6.2 Each Purchaser severally and not jointly hereby represents and warrants to, and covenants with, the Company (which representations, warranties and covenants shall survive the Closing) as of the date hereof and as of the Closing Date that:

(a)	it has the legal capacity and competence to enter into and execute this Agreement and to take all actions required hereby and, if the Purchaser is a corporation, it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on its behalf;

(b)	the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law or regulation applicable to the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(c)	the Purchaser has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms;

(d)	the Purchaser is not a “U.S. Person” as defined in Rule 902 under the 1933 Act and is resident in the jurisdiction set out under the heading “Name and Address of Purchaser” on the signature page of this Agreement;

(e)	At the time Purchaser executed and delivered this Agreement, Purchaser was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement;

(f)	Purchaser is acquiring the Class A Ordinary Shares and Purchaser Warrants for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States;

(g)	Purchaser represents and warrants and hereby agrees that (i) the Class A Ordinary Shares and Purchaser Warrants shall be subject to a contractual lock- up and shall not be sold, transferred, pledged or otherwise disposed of for a period commencing on the Closing Date and ending six months thereafter, unless adjusted as hereinafter provided (the “Restricted Period”), without the prior written consent of the Company and (ii) all offers and sales of any of the Class A Ordinary Shares and Purchaser Warrants prior to the expiration of the Restricted Period shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of the Class A Ordinary Shares and Purchaser Warrants under the 1933 Act or pursuant to an exemption from registration, and all offers and sales after the Restricted Period shall be made only pursuant to such a registration or to such exemption from registration;

(h)	the Purchaser (i) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Class A Ordinary Shares and Purchaser Warrants; and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(i)	the Purchaser is not aware of any advertisement of any of the Class A Ordinary Shares and Purchaser Warrants and is not acquiring any of the Class A Ordinary Shares and Purchaser Warrants as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(j)	no person has made any written or oral representations to the Purchaser:

(i)	that any person will resell or repurchase any of the Class A Ordinary Shares and Purchaser Warrants;

(ii)	that any person will refund the purchase price of any of the Class A Ordinary Shares and Purchaser Warrants; or

(iii)	as to the future price or value of any of the Class A Ordinary Shares and Purchaser Warrants; and

(k)	the Purchaser will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to the Company in connection therewith.

6.3 Between the date of this Agreement and the Closing, the Purchaser shall notify the Company if any of the above representations and warranties ceases to be true.

6.4 Each Purchaser, severally but not jointly, acknowledges that the representations and warranties contained herein are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining such Purchaser’s eligibility to purchase the Class A Ordinary Shares and Purchaser Warrants for which it is subscribing under applicable securities legislation. Each Purchaser further agrees that by accepting delivery of the certificates or statement representing the Class A Ordinary Shares and Purchaser Warrants on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Date and that they will survive the purchase by the Purchaser of Class A Ordinary Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of such Class A Ordinary Shares and Purchaser Warrants.

7.	Representations and Warranties of the Company

7.1 The Company acknowledges and agrees that each Purchaser is entitled to rely upon the representations and warranties of the Company, contained in this Agreement and further acknowledges that each Purchaser will be relying upon such representations and warranties in purchasing the Class A Ordinary Shares and Purchaser Warrants. The Company represents and warrants as follows:

(a)	The Company is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

(b)	The Company has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(c)	The Company is not in violation or default of any of the provisions of its memorandum and articles of association. The Company is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii) being hereafter referred to as a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(d)	The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further corporate authorization is required by the Company in connection therewith.

(e)	Upon delivery, this Agreement will have been duly executed by the Company and will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(f)	Upon execution and delivery of this Agreement and the performance by the Company of the obligations imposed on it in this Agreement, including the issuance and sale of the Class A Ordinary Shares and Purchaser Warrants, will not (i) conflict with or violate any provision of the Company’s memorandum and articles of association, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other agreement to which the Company is a party or by which any material property or material asset of the Company, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any material property or material asset of the Company is bound, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.

(g)	The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, except: the reporting and filing requirements to the U.S. Securities and Exchange Commission and, if required by the Nasdaq Listing Rules, a Listing of Additional Shares Notification Form to Nasdaq in connection with the Subscription contemplated hereby.

(h)	The Class A Ordinary Shares and Purchaser Warrants are duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued as fully paid and non-assessable, free and clear of all liens and encumbrances other than restrictions provided for in this Agreement, the Purchaser Warrants and applicable law.

(i)	The issuance and sale of the Class A Ordinary Shares and Purchaser Warrants will not obligate the Company to issue Class A Ordinary Shares or other securities to any person (other than the Purchasers and their designees) and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under such securities.

8.	Legending of Subject Securities.

8.1 The Purchaser hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, any certificates representing the Class A Ordinary Shares may bear a restrictive legend pursuant to applicable laws and may include language substantially similar to the below:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

8.2 In addition to the restrictive legend required under Regulation S, each certificate (or book-entry statement) representing the Class A Ordinary Shares and/or Purchaser Warrants shall bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A CONTRACTUAL LOCK-UP AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED BEFORE THE DATE THAT IS SIX (6) MONTHS FROM THE CLOSING DATE OF THE PRIVATE PLACEMENT, EXCEPT WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.”

9.	Costs

9.1 The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the purchase of the Class A Ordinary Shares and Purchaser Warrants shall be borne by the Purchaser.

10.	Governing Law

10.1 This Agreement is governed by the internal laws of the State of New York, without giving effect to the conflict of law principles thereof, and the federal laws of the United States applicable therein. The Purchaser, in its personal or corporate capacity and irrevocably attorns to the jurisdiction of the state and federal courts located in New York County, New York. Each party agrees that the state and federal courts located in New York County, New York shall be the exclusive jurisdiction for settling all disputes hereunder.

11.	Independent Nature of Purchaser’s Obligations and Rights

11.1 The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Agreement or it has knowingly waived its right to do so and has proceeded without benefit of counsel.

12.	Survival

12.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Class A Ordinary Shares and Purchaser Warrants by the Purchaser pursuant hereto.

13.	Assignment

13.1 This Agreement is not transferable or assignable without written consent by both the Company and Purchaser.

13.2 The Purchaser agrees that it shall not, without the prior written consent of the Company, directly or indirectly effect or permit any change in its legal or beneficial ownership or control, including any transfer of shares or other ownership interests in such Purchaser, that results in any person or entity acquiring, directly or indirectly, the power to direct or cause the direction of the management or policies of the Purchaser (a “Change of Control”). Any attempted Change of Control without such prior written consent shall constitute a material breach of this Agreement.

14.	Severability

14.1 If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

15.	Entire Agreement

15.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Class A Ordinary Shares and Purchaser Warrants and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

16.	Notices

16.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given at the date received if mailed or transmitted by any standard form of telecommunication (including email, but not including facsimile). Notices to the Purchaser shall be directed to the address on the signature page of this Agreement and notices to the Company shall be directed to it at:

Company: Sunrise New Energy Co., Ltd.

Attention: Haiping Hu, CEO

Address: Room 703, West Zone, R&D Building, Zibo Science and Technology Industrial Entrepreneurship Park, No. 69 Sanying Road, Zibo City, Shandong Province, China

Email Address: [*]

With a copy to (which shall not constitute notice):

Hunter Taubman Fischer & Li LLC

Attention: Ying Li, Esq.

Address: 950 Third Avenue, 19th Floor, New York, NY 10022

Email Address: [*]

17.	Counterparts and Electronic Means

17.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

18.	Amendment and Waiver

18.1 No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF the Purchaser has duly executed this Agreement as of the date of acceptance by the Company.

(Subscription Proceeds) (USD)	(Name of Purchaser – Please type or print)

(Number of Class A Ordinary Shares Subscribed)	(Signature and, if applicable, Office)

(Number of Purchaser Warrants Subscribed)	(Address of Purchaser)

(Unit Price Per every Purchaser Unit)	(City, State/Province, Postal Code of Purchaser)

(Email of Purchaser)	(Country of Purchaser)

A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Class A Ordinary Shares is hereby accepted by ______________

DATED at Zibo City, the 3rd day of November 2025.

By:
Name:	Haiping Hu
Title:	Chief Executive Officer

Exhibit A

Form of Purchaser Warrants